Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of StorageNetworks, Inc.

By:	/s/ PETER W. BELL
Peter W. Bell Chief Executive Officer

Dated: August 12, 2002

By:	/s/ PAUL C. FLANAGAN
Paul C. Flanagan Chief Financial Officer

Dated: August 12, 2002